SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                              -------------------

                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (date of
earliest event reported):                 May 6, 1999



Commission      Registrant, State of Incorporation,          I.R.S. Employer
File Number     Address and Telephone Number                 Identification No.
-----------     ----------------------------                 ------------------

1-6047          GPU, Inc.                                       13-5516989
                (a Pennsylvania corporation)
                300 Madison Avenue
                Morristown, New Jersey 07962-1911
                Telephone (973) 455-8200

ITEM 5.     OTHER EVENTS.
            -------------

      On May 6, 1999, GPU announced that it had been named the successful bidder for Transmission Pipelines Australia ("TPA"), a natural gas transmission business being offered for sale by the State of Victoria, Australia as part of its energy privitization program. GPU submitted a bid of $675 million (AU$1.025 billion) for TPA. The sale is expected to be completed in June 1999.

      The TPA system encompasses 1,105 miles of pipeline, and consists of two separate networks serving approximately 1.3 million residential customers and about 40,000 industrial and commercial customers throughout Victoria.

      A copy of GPU's related news release is annexed as an exhibit.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
            ------------------------------------------------------------------
      (c)   Exhibit

            1. GPU News Release, dated May 6, 1999.

                                    SIGNATURE

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.


                              GPU, INC.



                              By: /s/ T. G. Howson
                                  -----------------------
                                   T. G. Howson, Vice President
                                   and Treasurer


Date:   May 12, 1999